Exhibit 99.1

SUNEDISON, INC.

13736 Riverport Drive, Suite 180

Maryland Heights, Missouri

July 20, 2015

Vivint, Inc.

4931 North 300 West

Provo, Utah 84604

Attention: Alex Dunn, President

and

Vivint Solar, Inc.

4931 North 300 West

Provo, Utah 84604

Attention: Greg Butterfield, CEO

Re:	Letter Agreement by and among SunEdison, Inc., Vivint, Inc.

and Vivint Solar, Inc. regarding the Intercompany Agreements

Gentlemen:

This letter agreement (“Agreement”) constitutes an agreement by and among SunEdison, Inc. (“Parent”), Vivint, Inc. (“Vivint”) and Vivint Solar, Inc. (“Company”) with respect to the subject matter hereof. As you know, Vivint (and/or its affiliate) and the Company (and/or its affiliate) are each a party to the agreements set forth in Exhibit A hereto (the “Intercompany Agreements”) pursuant to which each of Vivint (and/or its affiliate), and, if and as applicable, the Company (and/or its affiliate), provides certain rights, licenses and/or services to the other. For clarity, for purposes of any references to “affiliate(s)” in this Agreement, Vivint and its affiliates (other than the Company and its subsidiaries), on the one hand, and the Company and its subsidiaries, on the other hand, shall not be deemed to be affiliates of each other hereunder; and, as of the Effective Time, Parent and its affiliates, will be affiliates of the Company. As an inducement to Parent entering into the Agreement and Plan of Merger, dated as of the date hereof to which each of Parent and the Company are a party (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), Vivint and the Company are entering into this Agreement contemporaneously with, and not prior to, the Merger Agreement, and, for clarity, nothing in this Agreement is intended, or will be deemed, to be a condition to the Closing of the Merger Agreement. Vivint, the Company and Parent are each, a “Party” and together, the “Parties”; and all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. In consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Promptly after the signing of the Merger Agreement, the Parties shall meet to, in good faith, (a) discuss a transition plan, and (b) except for the Non-Competition Agreement, dated September 30, 2014, between the Company and Vivint (the “Non-Competition Agreement”), and as otherwise set forth herein, negotiate and amend and restate the Intercompany Agreements to provide for commercially reasonable terms for Vivint’s (and/or, if applicable, its affiliates’) (and, if and as applicable, the Company’s (and/or, if applicable, its affiliates’)) continued provision of, as applicable, the rights, licenses and services provided under the Intercompany Agreements prior to the Closing, and, in each case, sufficient to provide to the Company and its affiliates (and, if and as applicable, to Vivint), continued access to, and the use of, if and as applicable, the information technology systems, intellectual property and other assets and resources that are necessary for, or have been used or held for use in, the conduct of the business of the Company (or any of its subsidiaries) or, if and as applicable, Vivint (or any of its subsidiaries), as applicable, in a manner consistent with past practice (and/or such other terms as may be reasonably requested by Parent and agreed to in writing by the other Parties), but, unless otherwise agreed by the Parties, the fees and other payments to a Party would remain consistent with those set out in the Intercompany Agreements. Notwithstanding anything contained in the Intercompany Agreements and except as set forth herein, Vivint, and, prior to the Closing, the Company, each hereby agree to not, and shall ensure that none of their respective affiliates, terminate or amend any of the Intercompany Agreements without Parent’s prior written consent (except, with respect to Vivint, solely for any termination expressly permitted below in Section 2 or Section 5 of this Agreement). Each of the Parties hereby acknowledges and agrees that the Company (and/or its affiliate) shall have the right under any Intercompany Agreement that is amended and restated by the Parties hereunder to terminate such amended and restated Intercompany Agreement after Closing, with or without cause, upon at least thirty (30) days’ prior written notice to Vivint (or, if its affiliate is the party to such agreement, to its affiliate).

2.	Except as otherwise set forth in, and subject to the provisions of Section 5 of this Agreement with respect to the Trademark License Agreement, dated September 30, 2014, between Vivint Solar Licensing, LLC (“Licensing Sub”) and the Company (the “Trademark License”), if the Parties have not executed an amended and restated agreement with respect to an Intercompany Agreement by Closing (or, with respect to the Trademark License, have not executed the Transitional Trademark License (as defined below)), then, notwithstanding anything contained in such Intercompany Agreement, but subject to the terms hereof (including Section 3): (a) Vivint hereby agrees to not, and shall ensure that none of its affiliates shall, terminate such Intercompany Agreement (except that, after the Closing, Vivint (or, if its affiliate is the party to such agreement, its affiliate) would have the right to terminate such Intercompany Agreement due to a material uncured breach by the Company (or, if its affiliate is the party to such agreement, by such affiliate) in accordance with the terms and conditions of, and only if and to extent provided in, such Intercompany Agreement); (b) the Company (itself or through its affiliate) shall have the right to terminate such Intercompany Agreement after Closing, with or without cause, upon at least thirty (30) days’ prior written notice to Vivint (or, if its affiliate is the party to such agreement, its affiliate), including, as applicable, with respect to any particular service(s) or product(s); and (c) each of Vivint and the Company hereby agree, on behalf of itself and each of their respective affiliates, that such Intercompany Agreement shall remain in force and effect until twenty-four (24) months after the Closing, at which point such Intercompany Agreement will automatically terminate with no further obligations on any of the parties thereto.

3.	Notwithstanding anything contained herein or in the Non-Competition Agreement, the Company and Vivint hereby amend the Non-Competition Agreement in the following manner, provided that such amendments shall only be effective upon the occurrence of the Closing Date:

a.	Section 2 of the Non-Competition Agreement shall be deleted in its entirety and the other provisions of the Non-Competition Agreement that relate to such Section 2, including, without limitation, Sections 5 and 6, shall be amended hereby to delete the applicable references, and provisions solely applicable to, Section 2, mutatis mutandis.

b.	Section 4 of the Non-Competition Agreement shall be deleted in its entirety and replaced with the following:

“Term. This Agreement will become effective on the Effective Date, and will continue until the second anniversary of the Closing Date (as such term is defined in that certain Agreement and Plan of Merger, dated as of July 20, 2015, by and among SunEdison, Inc., SEV Merger Sub Inc. and Vivint Solar).”

Notwithstanding anything contained in this Agreement, neither Vivint nor the Company shall have the right to terminate the Non-Competition Agreement under this Agreement (but without limiting any right to terminate the Non-Competition Agreement pursuant to the terms of the Non-Competition Agreement (as amended hereby)).

4.	The Company and Vivint also agree as follows during the term of this Agreement:

a.	Without the Company’s prior written consent, which shall not be unreasonably withheld, Vivint shall not, and shall require its subsidiaries and request its other affiliates not to, initiate any Enforcement Action (as defined below) against an Employee (as defined below) to the extent any event which would otherwise provide grounds for an Enforcement Action is undertaken in fulfilment of duties and responsibilities assigned to such Employee while such Employee is actively providing services to the Company; and

b.	Without Vivint’s prior written consent, which shall not be unreasonably withheld, the Company shall not, and shall require its subsidiaries and request its other affiliates not to, initiate any Enforcement Action against an Employee to the extent any event which would otherwise provide grounds for an Enforcement Action is undertaken in fulfilment of duties and responsibilities assigned to such Employee while such Employee is actively providing services to Vivint.

For the purposes of this Section 4:

i.	“Employee” means any individual who provides or previously provided services to the Company, Vivint or any of their respective affiliates, without regard to whether such individual is classified as an employee, independent contractor, or direct seller for Federal tax purposes, and whether or not such individual provides services directly or through an entity.

ii.	“Enforcement Action” means the exercise of any right arising out of the occurrence of a breach or threatened breach of any covenants agreed to by any such Employee that are related to confidentiality, competitive activity, solicitation of employees and customers, or non-disparagement for the benefit of either the Company or Vivint, or which either the Company or Vivint would be entitled to enforce (such covenants, “Restrictive Covenants”, and any such agreement, a “Restrictive Covenant Agreement”) (including, without limitation, causing forfeiture or clawback of any compensation), take any action, or otherwise seek to enforce against any Restrictive Covenant.

The rights, obligations and covenants contained in this Section 4 are solely for the benefit of the Company and Vivint, and no Employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary hereof. In no event shall the terms of this Section 4 (x) be deemed to amend or modify any Restrictive Covenant Agreement, any program, agreement or arrangement maintained or sponsored by the Company, Vivint or any of their respective affiliates, or any Restrictive Covenants contained in any of the foregoing, or (y) alter or limit the ability of the Company or Vivint to initiate any Enforcement Action to the extent any event which could provide grounds for an Enforcement Action is undertaken for the benefit of any person or entity other than Company or Vivint.

For clarity, however, nothing set forth in this Section 4 shall limit Vivint or the Company from seeking any injunctive or other equitable relief at any time and/or initiating any Enforcement Action(s) (other than causing forfeiture or clawback of any compensation that is not pursuant to a judgment by a court or other tribunal of competent jurisdiction, which judgment has become final and non-appealable) in connection with any actual or alleged misappropriation, infringement, theft or other similar violation of any trade secrets or other intellectual property (other than, for clarity, with respect to general business expertise, methods, processes or ideas that are or have been treated as, and deemed to be, proprietary to and owned by, or otherwise used in the ordinary course of business of, each of the Company (and/or its affiliates), on the one hand, and Vivint (and/or its affiliates), on the other hand, as of or prior to the Closing Date in connection with each of their respective businesses) of the enforcing party or any of its affiliates by any Employee.

5.	Within thirty (30) days of the date hereof, the Company shall provide to Licensing Sub notice of termination of the Trademark License pursuant to Section 7(b)(i) thereof, specifying that termination of the Trademark License shall be effective upon the later of (x) the Closing in accordance with the terms thereof, and (y) the execution of a trademark license agreement by the Company and Vivint that grants a license to the Company and its affiliates to use the Marks during the transition periods and covers the other terms set out in this Section 5 of this Agreement (the “Transitional Trademark License”). For clarity, and notwithstanding anything contained herein, if the Transitional Trademark License is not executed by the Closing by Vivint and the Company, the Parties hereby agree that the Trademark License will remain in force in accordance with its terms and will not be terminated unless and until Vivint and the Company execute a Transitional Trademark License. Upon any such termination (and, for clarity, provided that a Transitional Trademark License has been executed), (i) Vivint shall exercise its right to dissolve Licensing Sub pursuant to Section 24(e) of the Limited Liability Company Agreement of Licensing Sub, dated September 30, 2014, between the Company and Vivint, and cause the Marks (as defined in the Trademark License) to be distributed by Licensing Sub to Vivint pursuant to Section 24(d) of the Limited Liability Company Agreement, and (ii) Vivint shall grant to the Company a license to continue using the Marks pursuant to the Transitional Trademark License executed by the Company (and/or its affiliate) and Vivint. Unless otherwise agreed by the Parties, the license granted to the Company and its affiliates in the Transitional Trademark License will commence as of the Closing (or if later, its effective date) and will solely be for the time periods and in compliance with the following and specify the terms set out below:

a.	Within sixty (60) days of the Closing (or, if later, of the effective date of the Transitional Trademark License), the Company must file to remove the Marks from all corporate names and other registrations with any state corporate agencies or authorities and must thereafter diligently prosecute such name changes to completion;

b.	The Company and Vivint will cooperate to, at the Company’s option, deactivate or redirect all domain names and New Media IDs (as defined in the Trademark License) containing the Marks to domain names, websites and social, mobile or digital media pages or venues containing the Company’s new Source Indicators (as defined in the Trademark License) within one hundred twenty (120) days of the Closing (or, if later, of the effective date of the Transitional Trademark License) (and the Company shall deactivate such domain names and New Media IDs and remove all uses of the Marks as Source Indicators from such websites and social, mobile or digital media pages or venues by the end of such one hundred twenty (120) day period);

c.	Within twelve (12) months of the Closing (or, if later, of the effective date of the Transitional Trademark License), the Company will remove all Marks from all physical materials and collateral that the Company makes visible to third parties, including business cards, invoices, receipts, stationery, packaging, displays, advertising and promotional materials, products, manuals and product literature, and Company shall remove all Marks from all internal materials as such materials are replaced in the ordinary course of business; and

d.	Within eighteen (18) months of the Closing (or, if later, of the effective date of the Transitional Trademark License), the Company will remove all Marks from all heavy machinery, personal property, vehicles, tools, dyes and portable, large and fixed signage, except that with respect to placards on photovoltaic systems owned by the Company or any of its affiliates or any of the foregoing that is located at any customer’s premises, Company will remove Marks within twenty-four (24) months of the Closing (or, if later, of the effective date of the Transitional Trademark License);

provided that, for any of the foregoing deadlines, in the event that the Company is diligently and in good faith transitioning within the above time periods but is unable to fully complete such transition within the allotted time period, Vivint shall not refuse a reasonable request from the Company for a reasonable extension for any such transition deadlines. For clarity, the term of the license set forth in this Section 5 that will be included in the Transitional Trademark License shall commence therein upon the Closing (or, if later, of the effective date of the Transitional Trademark License) and continue thereafter with respect to each permitted use of the Marks solely for the duration of each transition time period specified above (including any such extension thereto), unless earlier terminated under the Transitional Trademark License as described below in this Section 5. The Transitional Trademark License shall provide that the Company will use the Marks only (x) in a manner consistent with past practice as of the date hereof, and for limited phase-out purposes and not for any new or expanded use; (y) for materials, services and products which are at least of comparable quality to the materials, services and products offered by the Company as of the date hereof; and (z) in accordance with all applicable laws. The Transitional Trademark License shall also provide that, during the term of the Transitional Trademark License and thereafter, the Company will not dispute or contest, directly or indirectly, Vivint’s ownership of the Marks or the validity or enforceability thereof. Vivint may terminate the Transitional Trademark License, effective upon notice to the Company, if the Company (A) materially breaches the terms of this Section 5 and such breach has not been fully cured within thirty (30) days after written notice of such breach by Vivint indicating such breach with reasonable specificity (but such termination shall be only in part with respect to the applicable rights under the license and period applicable to such use of the Mark under the license that was the subject of such breach (i.e., subsections (a), (b), (c) or (d) above in this Section 5), or (B) attempts to assign or sublicense the license in violation of the Transitional Trademark License. The Transitional Trademark License will include that (I) the Company will indemnify, defend at its expense and hold harmless Vivint and its directors, officers, employees, agents and representatives from any third-party claims, losses, liabilities, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and costs of suit) to the extent arising out of or relating to (i) any material breach by the Company of the Transitional Trademark License, (ii) any negligence or willful misconduct by the Company in connection with the Company’s use of the Marks or its exercise of its rights under the Transitional Trademark License, or (iii) any suit, action, investigation or proceeding against the Company on the basis of a product defect of similar claim that is mistakenly directed at Vivint, except, in each case, to the extent of Vivint’s indemnity obligation; and (II) Vivint will indemnify, defend at its expense and hold harmless the Company and its affiliates and its directors, officers, employees, agents and representatives from any third-party claims, losses, liabilities, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and costs of suit) to the extent arising out of or relating to (i) any material breach by Vivint of the Transitional Trademark License, (ii) any negligence or willful misconduct by Vivint related to the Marks or the Transitional Trademark License; or (iii) any suit, action, investigation or proceeding against Vivint on the basis of a product defect of similar claim that is mistakenly directed at the Company. The Company agrees that irreparable damage would occur if any provision of the Transitional Trademark License were not performed in accordance with the terms thereof, and that Vivint will be entitled to seek equitable relief (including specific performance) with respect to the Transitional Trademark License in addition to any other remedy to which it is entitled at law or in equity. All covenants, duties, and obligations herein which by their nature or express terms should survive the termination of the Transitional Trademark License will so survive the termination thereof.

6.	Notwithstanding anything contained herein or in that certain Marketing and Customer Relations Agreement between Vivint and the Company’s subsidiary, Vivint Solar Developer, LLC, dated September 30, 2014 (the “Marketing Agreement”), the Company, on behalf of its subsidiary, and Vivint hereby terminate Service Schedule 3 to the Marketing Agreement effective as of the date of this Agreement. Notwithstanding anything to the contrary in the Marketing Agreement or in Service Schedule 3, Vivint and the Company on behalf of its subsidiary hereby acknowledge and agree that as of the date of this Agreement, there is no outstanding and unpaid amount due to either of them or any of their respective affiliates or subcontractors in respect of any amounts paid or payable pursuant to Service Schedule 3.

7.	Notwithstanding anything contained herein or in that certain Product Development and Supply Agreement between Vivint and the Company’s subsidiary, Vivint Solar Developer, LLC, dated September 30, 2014 (the “Product Agreement”), the Company, on behalf of its subsidiary, and Vivint hereby terminate the Product Agreement; provided that (a) such termination shall only occur upon the occurrence of the Closing Date, and (b) Vivint and the Company on behalf of its subsidiary hereby agree to suspend activity under the Product Agreement until the earlier to occur of (x) the Closing Date, and (y) termination of the Merger Agreement; provided further that any amounts due to either party thereto or any of their respective affiliates or subcontractors thereunder that are accrued but unpaid as of the date of this Agreement, and the obligation of the other party to pay any such amounts, shall be made and expressly survive such termination.

8.	For clarity, and notwithstanding anything contained herein or in that certain Transition Services Agreement between the Company and Vivint, Inc., dated September 30, 2014 (the “TSA”) and without limiting any obligations of Vivint thereunder, (a) Vivint and the Company hereby acknowledge and agree that prior to the Closing, neither Vivint nor the Company shall change or otherwise transition to a different vendor with respect to any Shared Third Party Software (as defined in the TSA) (other than the transition of Lease Dimensions and Microsoft software and services included in the Shared Third Party Software that have already been commenced by the Company (the “Transition Projects”)); provided that, unless otherwise agreed to in writing by the Parties, if at any time after the date of this Agreement, any such transition is contemplated or otherwise planned, the Company shall notify Parent and Vivint and, if requested by Parent, the Parties shall, in good faith, meet to discuss whether there should be a transition, and if so, the timing and implementation of such transition (with the Company taking into consideration Parent’s integration plan, as applicable, with respect to the Company as it relates to such matters). With respect to the Transition Projects, if requested by Parent, the Company and/or Vivint shall meet with Parent promptly after the date of this Agreement, to discuss whether such Transition Projects should continue, and if so, the timing and completion of such Transition Projects (with the Company taking into consideration Parent’s integration plan, as applicable, with respect to such Transition Projects). For clarity, this Section 8 is not intended to, and will not, (i) impose any additional obligations on Vivint or the Company under the TSA (but without limiting any of Vivint’s or the Company’s obligations set forth therein) or (ii) amend the TSA.

9.

The term of this Agreement shall commence as of the date of this Agreement and continue thereafter until the earlier to occur of: (a) the last of the Intercompany Agreements (i) terminates or (ii) is amended and restated by the Parties pursuant to this Agreement, (b) twenty-four (24) months after the Closing, and

(c) termination of the Merger Agreement (unless this Agreement is earlier terminated by mutual written agreement of the Parties). Provisions that by their nature are intended to survive the expiration or termination of this Agreement shall survive such event.

10.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws. Any and all suits, actions or proceeding shall be brought, heard and determined exclusively in the United States District Court for the District of Delaware and any other court to which an appeal may be taken from such court. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law, an implied assignment in a Change of Control (as defined below) or otherwise by any of the Parties without the prior written consent of the other Parties (which consent shall not be unreasonably withheld); except that Parent may (a) assign this Agreement and any of its rights, interests and obligations under this Agreement, by operation of law or otherwise, to one or more of its affiliates or to a successor-in-interest in connection with a merger, assignment, or sale of all of substantially all of its assets to which this Agreement relates (a “Change of Control”), and (b) collaterally assign any of its rights, but not its obligations, under this Agreement to any of its financing sources. Subject to the provisions of this Section 10, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect; and upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law. The failure of any Party to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights and this Agreement may not be amended except by an instrument in writing signed by a duly authorized officer or representative of each of the Parties. Each Party will promptly execute or cause to be executed such other documents and instruments, and provide such other assurances, as reasonably necessary to carry out the purposes and intents of this Agreement.

11.	This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

VIVINT, INC.

By:	/s/ Alex J. Dunn

Name:	Alex J. Dunn

Title:	President

[SIGNATURE PAGE TO SIDE LETTER AGREEMENT]

VIVINT SOLAR, INC.

By:	/s/ Gregory S. Butterfield

Name:	Gregory S. Butterfield

Title:	Chief Executive Officer

[SIGNATURE PAGE TO SIDE LETTER AGREEMENT]

SUNEDISON, INC.

By:	/s/ Ahmad Chatila

Name:	Ahmad Chatila

Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO SIDE LETTER AGREEMENT]

EXHIBIT A

The Intercompany Agreements

1.	Master Intercompany Framework Agreement between Vivint Solar, Inc. and Vivint, Inc., dated September 30, 2014.

2.	Transition Services Agreement between Vivint Solar, Inc. and Vivint, Inc., dated September 30, 2014.

3.	Trademark License Agreement between Vivint Solar Licensing, LLC and Vivint Solar, Inc., dated September 30, 2014.

4.	Marketing and Customer Relations Agreement between Vivint, Inc. and Vivint Solar Developer, LLC, dated September 30, 2014.

5.	Product Development and Supply Agreement between Vivint Solar Developer, LLC and Vivint, Inc., dated September 30, 2014.

6.	Non-Competition Agreement between Vivint Solar, Inc. and Vivint, Inc., dated September 30, 2014.

7.	Master Backup Maintenance Services Agreement and all related Addenda, between Vivint Solar Provider, LLC and Vivint, Inc., dated January 23, 2014.

8.	Limited Liability Company Agreement of Vivint Solar Licensing, LLC, between Vivint, Inc. and Vivint Solar, Inc., dated September 30, 2014.

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A-1